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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74217) of our report dated January 12, 2000, with respect to the consolidated financial statements of Community Trust Bancorp, Inc. and Subsidiaries included in this Annual Report Form 10-K for the year ended December 31, 2000 filed with the Securities & Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Columbus, Ohio
March 30, 2001

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CONSENT OF INDEPENDENT AUDITORS